Exhibit 21.01

                              LIST OF SUBSIDIARIES


                                                            State or County
Name                                                        of Organization
----                                                        ---------------
Crown Asphalt Products Company                                     Utah
Crown Asphalt Distribution, L.L.C.                                 Utah
Cowboy Asphalt Terminal, L.L.C. (67% interest)                     Utah
Crown Asphalt Corporation (terminated existence
  December 31, 2002)                                               Utah